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                            ADMINISTRATION AGREEMENT

      ADMINISTRATION AGREEMENT, made this 15th day of March, 2000 between Fixed Income SHares (the "Trust"), a Massachusetts business trust, and PIMCO Advisory Services (the "Administrator" or "PAS").

      WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment Company under the Investment Company Act of 1940, as amended (the " 1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust has established multiple series, including FISH: Series C and FISH: Series M (each a "Portfolio"); and

      WHEREAS, the Trust wishes to retain PAS to provide administrative and other services to the Trust with respect to the Portfolios in the manner and on the terms hereinafter set forth; and

      WHEREAS, PAS is willing to furnish such services in the manner and on the terms hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

      1. Appointment. The Trust hereby appoints PAS as Administrator to provide the administrative and other services with respect to the Portfolios for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees during such period to render the services herein set forth for the compensation herein provided.

      In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative and other services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Portfolio hereunder.

      2. Duties. Subject to the general supervision of the Board of Trustees, the Administrator shall provide all organizational, administrative and other services reasonably necessary for the operation of the Portfolios other than the investment advisory services provided by PIMCO Advisors L.P. pursuant to its Investment Advisory Agreement with the Trust.


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            (1) Administrative Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall provide or procure, at the Administrator's expense, services to include the following: (i) coordinating matters relating to the operation of the Portfolios, including any necessary coordination among the adviser or advisers to the Portfolios, the custodian(s), transfer agent(s), dividend disbursing agent(s), and recordkeeping agent(s) (including pricing and valuation of the Portfolios), accountants, attorneys, and other parties performing services or operational functions for the Portfolios; (ii) providing the Portfolios with the services of a sufficient number of persons competent to perform such administrative and clerical functions as are necessary to ensure compliance with federal securities laws, as well as other applicable laws, and to provide effective administration of the Portfolios; (iii) maintaining, or supervising the maintenance by third parties, of such books and records of the Trust and the Portfolios as may be required by applicable federal or state law other than the records and ledgers maintained under the Investment Advisory Agreement; (iv) preparing or supervising the preparation by third parties of all federal, state, and local tax returns and reports of the Portfolios required by applicable law; (v) preparing, filing, and arranging for the distribution of proxy materials and periodic reports to financial intermediaries investing in the Portfolios as required by applicable law; (vi) preparing and arranging for the filing of such registration statement and other documents with the SEC and other federal and state regulatory authorities as may be required to register the shares of the Portfolios and qualify the Trust to do business or as otherwise required by applicable law; (vii) taking such other action with respect to the Portfolios as may be required by applicable law, including, without limitation, the rules and regulations of the SEC and of state securities commissions and other regulatory agencies; and (viii) providing the Portfolios with adequate personnel, office space, communications facilities, and other facilities necessary for the Portfolios' operations as contemplated in this Agreement.

            (2) Other Services. Subject to the approval or consent of the Board of Trustees, the Administrator shall also provide or procure on behalf of the Trust and the Portfolios, and at the expense of the Administrator, the following services to the Portfolios: (i) custodian services to provide for the safekeeping of the Portfolios' assets; (ii) recordkeeping services to maintain the portfolio accounting records for the Portfolios; (iii) transfer agency services to maintain the portfolio accounting records for the Portfolios; and (iv) dividend disbursing services for the Portfolios. The services to be provided under (iii) and (iv) of this Section 2(b) shall be commensurate with the level of services reasonably necessary for institutional investors. The Trust may be a party to any agreement with any person or persons engaged to provide the services referred to in this
      Section 2(b).

            (3) Organizational Services. The Administrator shall provide the Trust and the Portfolios, at the Administrator's expense, with the services necessary to organize any Portfolios that commence operations on or after the date of this Agreement so that such Portfolios can conduct business as described in the Trust's Registration Statement.


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            (4) The Administrator shall also make its officers and employees available to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Portfolios and services provided to the Portfolios under this agreement.

            (5) In performing these services, the Administrator:

            (1) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.

            (2) Will make available to the Trust, promptly upon request, any of the Portfolios' books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Administrator's services under this Agreement that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

            (3) Will regularly report to the Trust's Board of Trustees on the services provided under this Agreement and will furnish the Trust's Board of Trustees with respect to the Portfolios such periodic and special reports as the Trustees may reasonably request.

      3. Documentation. The Trust has delivered copies of each of the following documents to the Administrator and will deliver to it all future amendments and supplements thereto, if any:

            (1) the Trust's Registration Statement as filed with the SEC amendments thereto; and

            (2) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

      4. Independent Contractor. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

      5. Compensation. The Trust shall pay no compensation to the Administrator for the services rendered under this Agreement.

      6. Non-Exclusivity. It is understood that the services of the Administrator hereunder are not exclusive, and the Administrator shall be free to render similar services to other investment companies and other clients.


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      7. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are those of the Portfolios under this Agreement. The Administrator shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. In addition, the Administrator shall, at its expense, furnish to the Trust:

            (1) Services by the Trust's independent public accountants to perform all audits;

            (2) Services of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;

            (3) Services of the Trust's custodian, including any recordkeeping services provided by the custodian;

            (4) Services of obtaining quotations for calculating the value of each Portfolio's net assets;

            (5) Services of obtaining Portfolio Activity Reports for each Portfolio;

            (6) Services of maintaining the Trust's tax records;

            (7) Services, including procurement of legal services, incident to meetings of the Trust's shareholders, the preparation and mailing of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities (except as described in subsection (f) below);

            (8) Procurement of ordinary legal services, including the services that arise in the ordinary course of business for a Massachusetts business trust registered as an open-end management investment company;

            (9) Certificates representing shares of the Trust;

            (10) The Trust's pro rata portion of the fidelity bond required by
      Section 17(g) of the 1940 Act, or other insurance premiums;

            (11) Association membership dues; and

            (12) Services to organize and offer shares of the Trust and the Portfolios.

The Trust shall bear the following expenses:


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      (a) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Administrator or its subsidiaries or affiliates;

      (b) Taxes, if any, levied against the Trust or any of its Portfolios;

      (c) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Portfolios;

      (d) Costs, including the interest expenses, of borrowing money;

      (e) Fees and expenses of trustees who are not officers, employees, or stockholders of PAS or its subsidiaries or affiliates, and the fees and expenses of any counsel, accountants, or any other persons engaged by such trustees in connection with the duties of their office with the Trust;

      (f) Extraordinary expenses, including extraordinary legal expenses and federal and state securities registration fees and expenses to the extent authorized by the Trust's Board of Trustees, as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

      (g) Organizational and offering expenses of the Trust and the Portfolios to the extent authorized by the Trust's Board of Trustees, and any other expenses which are capitalized in accordance with generally accepted accounting principles; and

      (h) Any expenses allocated or allocable to a specific Portfolio, including fees paid pursuant to an administrative services or distribution plan.

      8. Liability. The Administrator shall give the Trust the benefit of the Administrator's best efforts in rendering services under this Agreement. The Administrator may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Administrator's undertaking to render services under this Agreement, the Trust agrees that neither the Administrator nor its stockholders, officers, directors, or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. This provision shall govern only the liability to the Trust of the Administrator and that of its stockholders, officers, directors, and employees, and shall in no way govern the liability to the Trust or the Administrator or provide a defense for any other person, including persons that provide services for the Portfolios as described in Section 2(b) or (c) of this Agreement.


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      9. Term and Continuation. This Agreement shall take effect as of the date hereof, and shall remain in effect, unless sooner terminated as provided herein, until two years from the date of this Agreement, and shall continue thereafter on an annual basis with respect to each Portfolio, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Portfolios, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or PAS, cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated:

            (1) by the Trust at any time with respect to the services provided by the Administrator by vote of (1) a majority of the Trustees of the Trust; (2) a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust or PAS; or
      (3) a majority of the outstanding voting shares of the Trust or, with respect to a particular Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on 60 days' written notice to the Administrator; and

            (2) by the Administrator at any time, without the payment of any penalty, upon 60 days written notice to the Trust.

      10. Use of Name. It is understood that the name "PIMCO Advisory Services" or "PAS" or any derivative thereof or logo associated with those names are the valuable property of PAS and its affiliates.

      11. Notices. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 1345 Avenue of the Americas, New York, New York 10105, or to such other address or to such individual as shall be specified by the Administrator. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to 1345 Avenue of the Americas, New York, New York 10105, or to such other address or to such individual as shall be specified by the Trust.

      12. Trust Obligation. A copy of the Trust's Agreement and Declaration of Trust, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that the Agreement has been executed on behalf of the Trust by trustees of the Trust in their capacity as trustees and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.


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      14. Miscellaneous.

            (1) This Agreement shall be governed by the laws of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

            (2) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.

            (3) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

            (4) This Agreement may not be assigned by the Trust or the Administrator without the consent of the other party.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                                       FIXED INCOME SHARES

                                       By: /s/ SUSAN A. MURPHY
                                           -------------------------------------
                                       Title: President, Chief Executive Officer


                                       PIMCO ADVISORY SERVICES

                                       By: /s/ SHARON D. HIGHLAND
                                           -------------------------------------
                                       Title: Senior Vice President


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